UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2005
                                                 (November 13, 2005)

                                   REFCO INC.
            --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       001-32604              20-2537426
------------------------------   ------------------------    -----------------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                      Identification No.)


                    One World Financial Center
                    200 Liberty Street, Tower A
                    New York, New York                              10281
                    --------------------------------------------------------
                    (Address of Principal Executive Offices)      (Zip Code)


      (Registrant's Telephone Number, Including Area Code) (212) 693-7000
                                                           ----------------


                                 Not Applicable
    ------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
-----------------------------------------------------

On November 13, 2005, Refco Inc., a Delaware corporation ("Parent" or "Refco"), and certain of its Affiliates (such Affiliates, and any other Person that may hereafter become party to the Agreement as a seller, the "Sellers") entered into an Acquisition Agreement (the "Agreement") with Man Financial Inc., a Delaware corporation ("Buyer"), pursuant to which the Sellers will sell substantially all of the assets of Refco's regulated commodities futures business and certain other assets to Buyer, a wholly owned subsidiary of Man Group plc (the "Transaction").

The Affiliates of Refco who are party to the Agreement as Sellers include Refco Group Ltd., LLC, Refco Global Futures, LLC, Refco Global Holdings, LLC, Refco LLC ("Refco LLC"), Refco Overseas Ltd., Refco Canada Co., Refco (Singapore) Pte. Ltd., Refco Investment Services Pte. Ltd., Refco Hong Kong Ltd., Refco Capital Markets, Ltd. ("RCM"), Refco Fixed Assets Management LLC, Refco Securities, LLC ("Refco Securities") and Refco Taiwan, Ltd.

The description of the Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein in its entirety.

The Agreement governs the sale of certain assets of (i) Refco's regulated futures commission merchant business, as conducted by Refco LLC and certain other non-U.S. affiliates of Refco, (ii) Refco's U.S. government securities business, as conducted by Refco Securities, and (iii) Refco's institutional foreign exchange business, as conducted by RCM (collectively, the "Business"). The Agreement contemplates an initial closing of the Transaction, with additional closings to follow for those parts of the Business for which all conditions are not satisfied as of the initial closing date. The Buyer retains the option for a period of 60 days after the initial closing date to include or exclude from the Transaction additional assets or additional liabilities relating to the Business, subject to certain conditions, elections and take-or-pay fees as specified in the Agreement.

The purchase price for the Business is an amount equal to $282,000,000 payable in cash; provided, that if (i) the Sellers satisfy certain conditions, including making the requisite filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the initial closing date shall not have occurred on or prior to midnight on Monday, November 21, 2005, then the purchase price shall be increased to $287,000,000. The purchase price is subject to adjustment if the Segregated Account Balance (as defined in the Agreement) at the end of the business day immediately preceding the closing date on which the assets of Refco LLC are to be transferred is less than $1,750,000,000. Seventy-five percent (75%) of the purchase price will be paid to Refco at closing, while twenty-five percent (25%) will be paid into an escrow account which shall remain open for twelve months. The amount in the escrow account is the sole source of funding for any claims for indemnification of Buyer, unless Buyer incurs any damages as a result of fraud in connection with or willful breach of the Agreement.

Certain items of the Net Regulatory Capital (as defined in the Agreement) of each Seller will be retained by each such Seller.

The Transaction is structured such that each of the Sellers will transfer to Buyer all of the items relating to the Business owned by such Sellers, as specified in the Agreement, pursuant to Sections 363 and 365 of title 11 of the United States Code (the "Bankruptcy Code"). To facilitate such transfer, Refco LLC will commence a case under the Bankruptcy Code by filing a voluntary petition with the bankruptcy court immediately prior to the consummation of the Transaction. The structure of the Transaction is conditioned upon authorization and approval by the bankruptcy court. On November 14, 2005, the U.S. Bankruptcy Court for the Southern District of New York entered a sale order approving the Transaction.

The obligations of the parties under the Agreement are subject to certain conditions.

Item 9.01   Financial Statements and Exhibits.
---------------------------------------------

         (c) Exhibits.


Exhibit
Number                Description
-------               -----------

Exhibit 2.1 Acquisition Agreement, dated as of November 13, 2005, by and among Man Financial Inc., Refco Inc., and certain Affiliates of Refco Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          REFCO INC.

Date:  November 17, 2005

                                          By:  /s/ Dennis A. Klejna
                                               -----------------------------
                                               Dennis A. Klejna
                                               Executive Vice President, General
                                               Counsel and Secretary

                                 EXHIBIT INDEX

Exhibit
Number                Description
-------               -----------

Exhibit 2.1 Acquisition Agreement, dated as of November 13, 2005, by and among Man Financial Inc., Refco Inc., and certain Affiliates of Refco Inc.